EXHIBIT 99.1

For Immediate Release

CRM Holdings, Ltd. Responds to the New York Attorney General

Hamilton, Bermuda, December 9, 2009 – CRM Holdings, Ltd. (“CRM” or “the Company”) (Nasdaq: CRMH), a provider of a full range of products and services for the workers’ compensation insurance industry, today announced that it has received a “Notice of Imminent Enforcement Action” from the New York State Office of the Attorney General (“Attorney General”).

According to the Notice, the Attorney General intends to file civil claims against the Company, certain of its subsidiaries, and certain directors and officers to seek redress of allegedly unlawful practices, unless an acceptable settlement can be reached within five days. The Attorney General’s Notice follows over 19 months of investigation, during which time the Company has cooperated fully with the Attorney General’s office.

The Attorney General alleges that the Company and the other named parties engaged in fraudulent practices in connection with Compensation Risk Managers, LLC’s administration and marketing of workers’ compensation group self-insurance trusts in New York and in connection with the Company’s initial public offering completed in December 2005. These practices are alleged to have violated New York’s Executive Law and Martin Act. The Attorney General is intending to seek injunctive relief, restitution, damages, penalties, and costs.

The Attorney General’s Notice indicated that it remains open to resolving the investigation without litigation and has provided the Company and the named directors and officers with five days to present acceptable offers of settlement.

The Company is disappointed by the Attorney General’s decision to bring the lawsuit and dismayed that the Attorney General’s office chose to disclose the Notice before the indicated window for discussion had expired. The Company denies the Attorney General’s allegations and believes that its business and management practices in connection with the New York trusts were proper and that all material information was disclosed during its initial public offering. The Company believes that the Attorney General’s allegations are without merit, but is committed to resolving the Company’s legal issues in the best interests of its shareholders, employees, clients and other stakeholders.

About CRM Holdings, Ltd.

CRM Holdings, Ltd. is a provider of workers’ compensation insurance products. Its main business activities include underwriting primary workers’ compensation policies, underwriting workers’ compensation reinsurance and excess insurance policies, and providing fee-based management and other services to self-insured entities. The Company provides primary workers’ compensation insurance to employers in California, Arizona, Florida, Nevada, New Jersey, New York, and other states. The Company reinsures some of the primary business underwritten and provides excess workers’ compensation coverage for self-insured organizations. CRM is also a provider of fee-based management services to self-insured groups in California. Further information can be found on the Company’s website at http://www.CRMHoldingsLtd.bm.

CRMH-E

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA 90024
(310) 954-1343
Forward-Looking statements

This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

All forward-looking statements involve risks and uncertainties. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements we make in this document. Such risks and uncertainties are discussed in the Company’s Form 10-K for the year ended December 31, 2008, and in other documents filed by the company with the Securities and Exchange Commission.

These risks and others could cause actual results to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.